Exhibit 3

LOCK-UP AGREEMENT

J. P. MORGAN SECURITIES LLC
383 MADISON AVENUE
NEW YORK, NY 10179

MORGAN STANLEY & CO. LLC
1585 BROADWAY
NEW YORK, NY 10036

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

Re:           Greenway Medical Technologies, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Greenway Medical Technologies, Inc., a Georgia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, $1 per share par value, of the Company (the “Common Stock”).  The term “Common Stock” includes any securities received with respect to the Common Stock of  the Company including by way of merger, reincorporation or otherwise.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC and  Morgan Stanley & Co. LLC (collectively, the “Representatives”) on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case other than (A) the Common Stock, if any,  to be sold by the undersigned pursuant to the Underwriting Agreement, (B)  transfers of shares of Common Stock as a bona fide gift or gifts, (C) distributions or transfers of shares of Common Stock to the undersigned’s employer, Pamlico Capital, or funds controlled by Pamlico Capital, (D) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, and (E) transfers as a result of testate, intestate succession or bona fide estate planning, provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), or (E), the transferee agrees to be bound in writing by the restrictions set forth herein and that any such transfer or distribution shall not involve a disposition for value; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), or (E), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180 day period referred to above).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Common Stock the undersigned may purchase in the Public Offering.  Additionally, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed  Common Stock the undersigned may purchase in the Public Offering if the transfer or sale thereof would require or result in a voluntary  filing by such party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or result in any other public announcement (other than a filing on a Form 5 made after the expiration of the 180 day period referred to above) .  For the avoidance of doubt, this Letter Agreement shall not restrict the undersigned from  (a) unless the undersigned is an officer or director of the Company, selling Company-directed Common Stock the undersigned may purchase in the Public Offering, (b) purchasing shares of Common Stock  in open market transactions after the completion of the Public Offering and selling those shares of Common Stock, provided that, in the case of (a) and (b), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, or (c) acquiring  or exercising equity awards issued by the Company pursuant to its equity incentive plans existing on the date of the closing of the Public Offering, provided that in the case of (c) the underlying shares of Common Stock shall be subject to this Letter Agreement.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) each of the Representatives on behalf of the Underwriters  agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration, including those transfers set forth in clauses (B), (C), (D) and (E) of the immediately preceding paragraph, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180 day restricted period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of  the material news or material event, unless each of the Representatives waive, in writing, such extension.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that  if (A) the Underwriting Agreement is not executed on or before June 30, 2012, (B)  the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (C) if the Underwriting Agreement has not yet become effective and the Company informs the Representatives in writing, that it does not intend to proceed with the Public Offering, the undersigned will be released from its obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would apply the laws of another jurisdiction.

[Signature Block if You are Signing on Behalf of an Individual]

Signature

Name

Signature

Name

(Please sign your name(s) in exactly the same manner as it appears on the certificate(s) for your shares.  Where shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give your full title as such.)

[Signature Block if You are Signing on Behalf of an Entity or Entities]

Pamlico Capital II, L.P.

Name of Entity or Entities (list each entity on the lines above)

By:  /s/ D. Neal Morrison
Name:  D. Neal Morrison
Title:  Partner